Exhibit (p)

SUBSCRIPTION AGREEMENT

Subscription Agreement, acknowledging the investment made on January 31, 2025, between Blackstone Private Multi-Asset Credit and Income Fund, a Delaware statutory trust (the “Fund”) and Blackstone Private Credit Strategies LLC (the “Purchaser”).

WHEREAS, the Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund proposes to issue and sell four classes of common shares of beneficial interest, Class S, Class D, Class I and Class I Advisory to the public pursuant to a Registration Statement on Form N-2 (the “Registration Statement”) filed with the United States Securities and Exchange Commission; and

NOW, THEREFORE, the Fund and the Purchaser agree as follows:

1.The Fund offers to sell to the Purchaser, and the Purchaser agrees to purchase from the Fund, 6,667 Class I common shares, at a net asset value price of $15.00 per share (the “Shares”) as of the date hereof.

2.The Purchaser represents and warrants to the Fund that it is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements contained therein.

3.The Purchaser elects not to participate in the Fund’s Distribution Reinvestment Plan and has completed or will complete upon request by the Fund the Wiring Instructions for Cash Distributions form attached as Exhibit A hereto.

[Remainder of Page Intentionally Left Bank]

IN WITNESS WHEREOF, the Fund and the Purchaser have caused their duly authorized officers to execute this Subscription Agreement as of the date first above written.

BLACKSTONE PRIVATE MULTI-ASSET CREDIT AND INCOME FUND

By:	/s/ Heather von Zuben
Name: Heather von Zuben
Title: Chief Executive Officer

BLACKSTONE PRIVATE CREDIT STRATEGIES LLC

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Authorized Signatory

[Signature Page to BMACX Subscription Agreement]

EXHIBIT A

Wiring Instructions for Cash Distributions